Exhibit 23.4






Consent of Independent Certified Public Accountants

We have issued our report dated February 18, 2000, accompanying the financial statements of First Savings Bank of Virginia contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                        /s/ Grant Thornton LLP


Vienna, Virginia
June 16, 2000